                                                                    Exhibit 10.9

                                                                  EXECUTION COPY

                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT, dated as of November 1, 2001 (the "Agreement"), by and between EYETECH PHARMACEUTICALS, INC., a Delaware corporation (the "Company), and SAMIR PATEL (the "Consultant").

                                    RECITALS

         WHEREAS, Consultant is a founder of the Company, a member of the Company's Board of Directors, and a significant shareholder in the Company.

         WHEREAS, prior to the execution of this Agreement, Consultant served as an employee of the company in the role of Chief Medical Officer pursuant to an Employment Agreement between the Company and Consultant, dated May 24, 2001 (the "Prior Employment Agreement").

         WHEREAS, the Consultant and the Company (the "Parties") wish to modify their relationship, terminate the Prior Employment Agreement as of the Commencement Date (as defined below) and arrange for the Consultant to serve the Company in the role of "Senior Consultant - Medical Affairs" in accordance with the terms and provision of this Agreement.

         WHEREAS, the Parties wish to set forth their understanding and agreement with respect to the terms and conditions of such consultancy;

         NOW, THEREFORE, in consideration of the premises and the agreements and provisions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

         SECTION 1. Engagement of Consultant; Independent Contractor and Not Employee; Termination of Prior Employment Agreement. The Company hereby engages the Consultant to provide the consulting services set forth below (the "Services") for the benefit of the Company and the Consultant hereby agrees to provide such Services. Consultant acknowledges and agrees that at all times during the Term (as defined in Section 4 below) of this consultancy, Consultant will be an independent contractor and not an employee of the Company for any purposes whatsoever and under any applicable law. As an independent contractor, Consultant acknowledges and agrees that Consultant will be solely responsible for the payment of all federal, state and other taxes applicable to Consultants role as an independent contractor performing consulting services.

         (b) Consultant hereby represents and warrants to the Company that no other party has exclusive rights to Consultant's services in the areas described in Section

2 below and that Consultant's performance of all the terms of this Agreement does not and will not (i) breach or conflict with any prior Agreement to which Consultant is bound, (ii) compromise any right or trust relationship between Consultant and a third party or (iii) create a conflict of interest for the Consultant or the Company. Consultant shall promptly disclose to the Company any circumstance or relationship with any third party that constitutes a conflict of interest or breach of this Agreement. Notwithstanding to the foregoing, the Consultant shall retain rights to any services outside the "Field" (as such term is defined below). "Field" shall mean any activity, occupation, employment or pursuit which provides, either directly or indirectly (including, without limitation, in the role of a consultant, employee, officer, director, partner or joint venturer or majority shareholder of any entity that provides) advice on the manufacturing, marketing, fill-and-finish or clinical production of pharmaceuticals with ophthalmic applications. In addition, the Company acknowledges and agrees that Consultant has a private medical practice and faculty and teaching assignments (the "Outside Activities"). Consultant represents and warrants that the Outside Activities will not conflict or interfere with the discharge the Services.

         (c) Consultant and Company hereby agree that each of the Prior Employment Agreement and the Non-Disclosure and Proprietary Information Agreement entered into in connection with the execution of the Prior Employment Agreement, are terminated as of the Commencement Date.

         SECTION 2. Nature of Services. Effective November 1, 2001, Consultant's title shall change from "Chief Medical Officer" to "Senior Consultant - Medical Affairs," which latter title he shall retain during the Term. Consultant shall provide advice and consultations to the Company's employees, management and Board of Directors relating to the implementation of the Company's development, clinical investigation and commercialization of EYE001 (the anti-VEGF aptamer) and its application for indications of macular degeneration and diabetic retinopathy, including, without limitation, the development and commercialization of EYE001 in accordance with the Company's goals and objectives (collectively, the "Services"). The Consultant will report to the Company's Chief Executive Officer, David R. Guyer, or such other person or persons as the Chief Executive may designate. The Consultant shall be available to attend meetings and consultations with the company in the discharge of the Services at mutually agreed times and places upon the request of the President and Chief Operating Officer, provided however Consultant shall not be required to travel more than 5 days per month unless Consultant and Company otherwise agree.

         SECTION 3. Hours; Attention to Services. Travel Requirement. The Consultant agrees to devote at least five (5) eight (8) hour days per month, for a total of forty (40) hours per month, to the provision of the Services (the "Minimum Time Commitment"). Consultant acknowledges that he may need to spend more than the Minimum Time Commitment in any given month to perform the Services to Company's satisfaction. In connection with his provision of the Services, Consultant shall not be required to travel more than 5 days per month unless Consultant and Company otherwise agree. Any travel conducted in connection with consultant's performance of the Services shall be subject to the expense reimbursement procedures as set forth below.

         (b) Delegation; Supervision. Consultant may not delegate or subcontract all or any part of Consultant's obligations to perform the Services hereunder without the prior written consent of the Company. However, Consultant may, at Consultant's own expense, hire and use assistants and employees under Consultants direct supervision to perform the Services; provided, however, at all times Consultant shall be responsible to the Company for the satisfactory performance of the Services.

         SECTION 4. Term and Termination. (a) This Agreement will be deemed to be effective on and as of January 1, 2002 (the "Commencement Date") and, unless earlier terminated pursuant to the termination provisions hereunder, will terminate on December 31, 2003 (the "Two-Year Anniversary"). The Parties acknowledge that it is Eyetech's intent to retain Consultant for the diabetic eye disease clinical program after the Two-Year Anniversary. Accordingly, the Parties agree that, unless this Agreement shall have been terminated earlier pursuant to the termination provisions hereunder, they will enter into good-faith negotiations to determine the extent to which Consultant will be available to assist the Company in connection with the Company's diabetic eye disease clinical program in the period following the Two-Year Anniversary (the "Extension Period") and the terms for compensation, time commitment, etc. for Consultant's Services during that Extension Period. These negotiations shall begin on a date that is at least two months prior to the Two Year Anniversary. This Agreement will terminate on the earlier of (i) the Two-Year Anniversary;
(ii) upon mutual agreement of the Parties; (iii) a Termination Event (as defined below) and (iv) the end of the Extension Period. The actual date upon which this Agreement terminates is referred to as the "Termination Date." The "Term" is the period beginning on the Commencement Date and ending on the Termination Date.

         (b) Termination Events. The following shall constitute Termination
Events:

         (i) Death or Disability. This Agreement, and Consultant's obligations under this Agreement, shall terminate immediately upon Consultant's death or long-term disability. In the event of Consultant's death or long-term disability, Consultant or Consultant's estate shall be entitled to receive the amount of any daily fees earned as of as of the death or disability date as well as reimbursement of all reasonable Expenses incurred on or prior to such date.

         (ii) Cause. The Company's obligations under this Agreement shall terminate if Consultant engages in gross negligence, willful misconduct or malfeasance. Consultant shall forfeit all unvested options and any unearned fees as of the date of Termination.

         (iii) Material Breach. A material breach of either Party's obligations, upon 30 days' notice by the non-breaching Party, which has not been cured by the end of the 30 day after receipt by the breaching Party of such notice.

         SECTION 5. Compensation. (a) In consideration of the Consultant's performance of the Services, the Company will pay Consultant $85,000 per year (the "Compensation"), effective as of the Commencement Date. The Compensation will be paid bi-weekly (i.e., in two installments per month) in accordance with the Company's payroll procedures. From the date hereof through December 31, 2001, Consultant shall continue to receive the compensation he was receiving under the Prior Employment Agreement, pro rated for the actual number of days from the date hereof through December 31, 2001.

         (b) Nothing herein shall affect any of Consultant's ownership, vesting, or other rights in common stock or options of the Company or otherwise affect any rights that Consultant may have as a result of his role as a founder of the Company and a member of its Board of Directors, which equity and other rights are set forth in other agreements or documents between and among the Company, the Consultant and other investors.

         SECTION 6. Expense Reimbursement. Consultant shall be entitled to reimbursement for reasonable and necessary traveling expenses as well as reasonable disbursements incurred by Consultant in connection with such travel as is required for Consultant's performance of the services; provided that such expenses (i) are incurred for or on behalf of the Company in the performance of the Consultant's duties under this Agreement; and (ii) are documented in compliance with the Company's expense reimbursement procedures so as to verify the amount, nature and date of such expenses. The Company will promptly reimburse Consultant for such expenses upon receipt of the supporting documentation referred to above and in accordance with the Company's reimbursement policies and procedures.

         SECTION 7. Continuing Obligations after Termination. Notwithstanding any termination of this Agreement and the consultancy created hereunder, Consultant, in consideration of the terms and conditions of this Agreement, shall remain bound by the provisions of the non-disclosure and confidentiality obligations hereunder.

         SECTION 8. Non-Disclosure and Confidentiality. Inventions, Patents and Technology. Consultant agrees that any and all discoveries, inventions, improvements, trade secrets, know-how, works of authorship or other intellectual property conceived, created, written, developed or first reduced to practice by the Consultant, alone or jointly with others, in the Field and in the performance of the Services under this Agreement ("Consultant Inventions") shall be the sole and exclusive property of the Company. Consultant acknowledges that all original works of authorship protectable by copyright which are produced by Consultant in the performance of services under this Agreement are "works made for hire," as defined in the United States Copyright Act (17 U.S.C. Section
101). Consultant shall promptly and fully disclose to the Company all Consultant Inventions, shall treat all Consultant Inventions as Confidential Information of the Company subject to the confidentiality provisions of this Agreement, and hereby assigns to the Company without further consideration all of Consultant's right, title and interest in and to any and all Consultant Inventions, whether or not patentable or copyrightable. Consultant shall execute all papers, including patent applications, invention assignments and copyright assignments, and otherwise shall assist the Company as reasonably required to perfect in the Company the rights, title and other interests granted to the Company under this Agreement. The Company shall pay for costs related to such assistance if it is required.

         (b) Confidentiality. In the course of Consultant's performance under this Agreement, Consultant may be exposed to confidential proprietary information relating to the Company's technologies, strategies and business practices; information which has commercial value to the Company and which the Company treats as confidential ("Confidential Information"). By way of illustration, but not limitation, Confidential Information includes (i) all ideas, discoveries, inventions, improvements, trade secrets, formulas, know-how, works of authorship or other intellectual property, (ii) all Consultant Inventions and other material produced or compiled by Consultant in performing services under this Agreement, (iii) information labeled "Confidential" or "Proprietary" or similarly identified by the Company as confidential, (iv) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, (v) information concerning suppliers and customers and (vi) information regarding the skills and compensation of employees of the Company. Confidential Information shall not include any information that (a) is or becomes generally known or available to the public through no fault of Consultant, (b) is known to Consultant as evidenced by the reduction in writing to tangible form of such information by Consultant prior to the time it is disclosed to Consultant in connection with Consultant's services under this Agreement, (c) is independently developed by Consultant without reference to information disclosed to Consultant in connection with Consultant's services under this Agreement or (d) is legally acquired from a third party who has the right to disclose the information.

         Consultant acknowledges the confidential and proprietary character of the Confidential Information and agrees, during the term of this Agreement and for a period of five (5) years after its termination, not to use, reproduce or disclose in any form all or any part of the Confidential Information without the written consent of the Company, except as may be required in the ordinary course of performing services under this Agreement. Upon termination of this Agreement for any reason, including expiration of the term, Consultant agrees to cease using and to return to the Company all whole or partial copies and derivatives of the Confidential Information (including material compiled by Consultant pursuant to this Agreement), whether in Consultant's possession or under Consultant's direct or indirect control. Consultant may keep one copy of Confidential Information for legal purposes for the sole purpose of ensuring compliance with this Section. Consultant shall not disclose or otherwise make available to the Company in any manner any confidential information known to Consultant or received by Consultant from third parties.

         (c) Cooperation. Consultant agrees, from time to time during the Term, to cooperate with the Company to execute and deliver such other reasonable documentation as the Company may require in order to comply with requests of inventors, Suppliers, third parties and others to evidence Consultant's confidentiality and non-disclosure obligations; provided, however, Consultant shall not be required to enter into non-disclosure and confidentiality provisions more onerous than those to which the Company's directors and senior executives are bound.

         SECTION 9. Remedies. Consultant acknowledges that a violation on Consultant's part of any of the covenants set forth in the non-disclosure and confidentiality provisions of this Agreement could cause immeasurable and irreparable damage to the Company. Consultant accordingly agrees that in addition to any other remedies available to the Company at law or in equity, the Company shall be entitled to specific performance of the non-disclosure and confidentiality provisions of this Agreement as well as any and all other remedies available to the Company.

         SECTION 10. Notices. All notices and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given if (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (b) transmitted by hand delivery, (c) sent by next-day or overnight mail or delivery, or (d) sent by fax, telecopy or telegram, addressed as follows:

                           if to the Company,

                           Eyetech Pharmaceuticals, Inc.
                           666 Fifth Avenue, 35th Floor
                           New York, New York 10103
                           Fax:  (212) 582-2645
                           Phone:  (212) 582-8376
                           Attn:  David R. Guyer, Chief Executive Officer

                           if to Consultant:

                           Samir Patel, M.D.
                           1426 W. Lill Avenue
                           Chicago, Illinois 60614
                           Fax:  773-442-0202
                           Phone:  773-702-1985

or, in each case, at such other address as may be specified in writing to the other parties hereto.

         SECTION 11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, and is signed by Consultant and the Company. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by any party hereto which is not set forth expressly in this

Agreement. This Agreement supersedes all prior agreements between the parties hereto with respect to the subject matter hereof.

         SECTION 12. Governing Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the conflict of laws rules thereof.

         SECTION 13. JURISDICTION; WAIVER OF JURY. (A) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE SECOND FEDERAL CIRCUIT AND THE SOUTHERN DISTRICT OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT, OR IN RESPECT OF ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER SUCH PARTY AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN THE NOTICES SECTION OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF

         (B) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS

BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION.

         SECTION 14. Successors and Assigns; Assignment. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and Consultant and their respective successors and assigns. However, neither Party may assign this Agreement without the prior written consent of the other.

         SECTION 15. Amendments; Waivers. This Agreement may be amended from time to time only by written agreement of the Company and the Consultant. No terms or provisions of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. No failure or delay on the part of either party hereunder in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this agreement are cumulative and not exclusive of any remedies provided by law.

         SECTION 16. No Agency; No Partnership; No Joint Venture. Neither the Company nor Consultant is the agent or representative of the other and nothing in this Agreement shall be construed to make either the Company or Consultant liable to any third party for services performed by such third party or for debts or claims accruing to such third party against either the Company or Consultant. Nothing contained in this Agreement or the acts of the parties hereto shall be construed to create a partnership, agency or joint venture.

         SECTION 17. Limited Liability. No recourse under this Agreement shall be had against, and no personal liability shall attach to, any officer, director, affiliate or shareholder of the Company, as such, by the enforcement of any assessment of by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of this Agreement, it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that any and all personal liability, either at common law or in equity or by statute or constitution, of every such officer, director, employee, affiliate or shareholder of the Company for breaches by any party to this Agreement of any obligations under this Agreement is hereby expressly waived by Consultant as a condition of and in consideration for the execution and delivery of this Agreement by the Company.

         SECTION 18. Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

         SECTION 19. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which shall together constitute one and the same instrument.

         SECTION 20. Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this agreement as of the year and date first above written.

                                                 EYETECH PHARMACEUTICALS, INC.



                                                 By:  /s/ DAVID R. GUYER
                                                      ---------------------
                                                      Name:  David R. Guyer
                                                      Title:  CEO EYETECH



                                                 By:  /s/ SAMIR PATEL
                                                      ---------------------
                                                      Samir Patel